EXHIBIT 23.1




                          INDEPENDENT AUDITOR'S CONSENT


     We consent to incorporation of our report dated February 17, 2002 in this Form 10-KSB, relating to the balance sheets of Ophthalmic Imaging Systems as of December 31, 2002 and 2001, and the related statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2002 and 2001.



                                        /s/ Perry-Smith LLP


Sacramento, California
March 27, 2003